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                                                                     EXHIBIT 5.3


            [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]





                                January 21, 2004




MetLife Capital Trust III
One Madison Avenue
New York, New York  10010

            Re:   MetLife Capital Trust III

Ladies and Gentlemen:

            We have acted as special Delaware counsel for MetLife, Inc., a Delaware corporation (the "Company"), and MetLife Capital Trust III, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

            (a) The Certificate of Trust of the Trust, dated as of May 17, 2001, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 17, 2001, as amended by the Certificate of Amendment thereto, as filed in the office of the Secretary of State on January 16, 2004 (as so amended, the "Certificate");

            (b) The Declaration of Trust of the Trust, dated as of May 17, 2001, among the Company and the trustees of the Trust named therein;

            (c) The Removal and Appointment of Trustees of the Trust, dated as of January 16, 2004;

            (d) A form of Amended and Restated Declaration of Trust of the Trust, (including Annex I and Exhibits A-1 and A-2 thereto) (the "Declaration"), to be entered into among the Company, the trustees of the Trust named therein, and the holders, from
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MetLife Capital Trust III
January 21, 2004
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time to time, of undivided beneficial interests in the assets of the Trust, incorporated by reference into the Registration Statement (as defined below);

            (e) The Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the preferred securities of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as proposed to be filed by the Company, the Trust and others with the Securities and Exchange Commission on or about January 21, 2004; and

            (f) A Certificate of Good Standing for the Trust, dated January 20, 2004, obtained from the Secretary of State.

            Capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the originals of those documents.

            For purposes of this opinion, we have assumed (i) that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has
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MetLife Capital Trust III
January 21, 2004
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duly authorized, executed and delivered such documents, (vi) the receipt by each
Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.
C. Section 3801, et seq. (the "Trust Act").

            2. The Preferred Securities will be duly authorized and will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

            3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Declaration.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended, relating to the Preferred Securities. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not
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January 21, 2004
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thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                          Very truly yours,

                                          /s/ Richards, Layton & Finger, P.A.


BJK/MKS